UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 10, 2015, the Board of Directors (the “Board”) of Vonage Holdings Corp. (the “Company”) approved amendments to the Second Amended and Restated By-Laws of the Company (the “By-Laws”). The amendments were effective upon their approval by the Board.  The By-Laws, which previously provided for a plurality vote standard in director elections, were amended to implement a majority vote standard. Pursuant to the By-Laws, directors will be elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of directors to be elected.  A plurality vote standard will continue to apply to contested elections where the number of nominees exceeds the number of directors to be elected.

In connection with the adoption of majority voting, the Board also approved amendments to the Company’s Governance Principles to implement a director resignation policy. Under the policy, any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation within 10 days of the certification of the relevant election results. The Nominating and Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken; the Board will act on the Nominating and Governance Committee’s recommendation and will disclose the action it has taken and its rationale within 90 days of the certification of the relevant election results.

The By-Laws, as amended as of December 10, 2015, are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.  The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws. The amended Governance Principles will be available on the Company’s website at http://www.vonage.com/corporate/corp_governance.php.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1     Amended and Restated By-Laws of Vonage Holdings Corp., effective as of December 10, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 11, 2015	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Vonage Holdings Corp., effective as of December 10, 2015.

4